As filed with the Securities and Exchange Commission on February 15, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iPass Inc.
(Exact name of registrant as specified in its charter)

Delaware	93-1214598
(State of Incorporation)	(I.R.S. Employer Identification No.)

3800 Bridge Parkway
Redwood Shores, CA 94065
(650) 232-4100
(Address of principal executive offices, including zip code)

GoRemote Internet Communications, Inc. (formerly Aimquest Corporation) 1997 Stock Option Plan
GoRemote Internet Communications, Inc. 1999 Equity Incentive Plan
(Full title of the plans)
Kenneth D. Denman
Chairman and Chief Executive Officer
iPass Inc.
3800 Bridge Parkway
Redwood Shores, CA 94065
(650) 232-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy J. Moore, Esq.	Bruce K. Posey, Esq.
Cooley Godward llp	Senior Vice President and General Counsel
Five Palo Alto Square	iPass Inc.
3000 El Camino Real	3800 Bridge Parkway
Palo Alto, CA 94306-2155	Redwood Shores, CA 94065
(650) 843-5000	(650) 232-4100

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered (1)	Amount to be Registered (1)	Price per Share (3)	Offering Price (3)	Registration Fee
Common Stock, par value $0.001 per share	1,859,193 shares (2)	$0.10 - $250.00	$32,713,233.50	$3,500.32
Registration Fee Offset (4)				$3,157.56
Total				$ 342.76

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee and non-employee benefit plans described herein.

(2)	Represents Registrant’s shares issuable under stock options granted under GoRemote Internet Communications, Inc. plans listed below, as amended, and assumed by the Registrant on February 15, 2005 pursuant to an Agreement of Merger among the Registrant, Keystone Acquisition Sub, Inc., a wholly-owned subsidiary of the Registrant, and GoRemote Internet Communications, Inc.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the weighted average exercise price for outstanding options granted pursuant to the plans and schemes of GoRemote Internet Communications, Inc. assumed by the Registrant.

(4)	Pursuant to Rule 457(p) under the Act, the registration fee is offset by registration fees previously paid by GoRemote Internet Communications, Inc., which is now a wholly-owned subsidiary of the Registrant, with respect to unsold shares of common stock registered under the following registration statements on Form S-8, which GoRemote Internet Communications, Inc. has deregistered by post-effective amendment:

					Maximum	Proposed
					Offering Price	Maximum	Amount of
Date				Number of	per Share	Aggregate	Registration
Registration			Total Shares	Shares	Paid on	Offering Price	Fee Paid for
Statement	Registration	Plan Under Which	Originally	Carried Over	Shares	for Shares	Shares
Filed	Statement	Shares Registered	Registered	(A)	Carried Over	Carried Over	Carried Over
01/14/05	333-122085	GoRemote Internet	2,071,907	1,021,914	$1.70	$1,737,253.80	$203.26
		Communications,
		Inc. 1999 Equity
		Incentive Plan

12/15/99	333-92837	GoRemote Internet	1,827,359	1,816,645	$6.16	$11,190,533.20	$2,954.30
		Communications,
		Inc. (formerly
		Aimquest
		Corporation) 1997
		Equity Incentive
		Plan

Total							$3,157.56

(A)	Set forth for purposes of calculating the registration fee offset only. Does not give effect to the conversion ratio of shares of common stock of GoRemote Internet Communications, Inc. to shares of common stock of the Registrant.
The chart below details the calculations of the registration fee:

	Number of	Offering Price		Aggregate Offering
Title of Securities to be Registered	Shares	Per Share		Price
Common Stock, $0.001 par value per share, to be issued under the GoRemote Internet Communications, Inc. (formerly Aimquest Corporation) 1997 Stock Option Plan	45,070	$17.41	(3)	$784,668.70	(3)
Common Stock, $0.001 par value per share, to be issued under the GoRemote Internet Communications, Inc. 1999 Equity Incentive Plan	1,814,123	$17.60	(3)	$31,928,564.80	(3)
Registration Fee				$3,500.32
Registration Fee Offset				$3,157.56
Total Fee Required				$342.76

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents and information previously filed by iPass Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this registration statement:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 15, 2005.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed with the Commission on May 10, 2005.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed with the Commission on August 9, 2005.

(d)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, filed with the Commission on November 9, 2005.

(e)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 28, 2005, June 14, 2005, August 4, 2005, November 2, 2005, December 5, 2005 and December 12, 2005.

(f)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 1, 2003 (File No. 000-50327) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.
     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein, modified or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this registration statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Our restated certificate of incorporation contains provisions limiting the liability of directors. Our restated certificate of incorporation provides that a director will not be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director, but will continue to be subject to liability for the following:
•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.
     If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under Delaware law. Our restated certificate of incorporation does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
     In addition, we have entered into agreements to indemnify our directors and executive officers to the fullest extent permitted under Delaware law, including the non-exclusivity provisions of Delaware law, and our bylaws, subject to limited exceptions. These agreements, among other things, provide for indemnification of our directors and executive officers for fees, expenses, judgments, fines, and settlement amounts incurred by any of these persons in any action or proceeding to which any of those persons is, or is threatened to be, made a party by reason of the person’s service as a director or officer, including any action by us, arising out of that person’s services as our director or officer or that person’s services provided to any other company or enterprise at our request. We believe that these bylaw provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also intend to maintain liability insurance for our officers and directors.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description
3.1*	Amended and Restated Certificate of Incorporation.
3.2*	Amended and Restated Bylaws.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

Exhibit Number	Description
24.1	Power of Attorney is contained on the signature pages of this Registration Statement.
99.1**	GoRemote Internet Communications, Inc. (formerly Aimquest Corporation) 1997 Stock Option Plan.
99.2 **	GoRemote Internet Communications, Inc. 1999 Equity Incentive Plan.

*	Documents incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Commission on January 24, 2003.

**	Documents incorporated by reference from the GoRemote Internet Communications, Inc. Registration Statement on Form S-1, as amended, originally filed with the Commission on September 21, 1999.
Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, That:
               (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on February 15, 2006.

iPass Inc.

By:	/s/ Kenneth D. Denman

Kenneth D. Denman
Chairman and Chief Executive Officer
POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Kenneth D. Denman and Bruce K. Posey and each of them acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth D. Denman	Chairman, President, Chief
Kenneth D. Denman	Executive Officer and Director	February 15, 2006

/s/ Frank E. Verdecanna	Vice President, Finance,	February 15, 2006
Frank E. Verdecanna	and Acting Chief Financial Officer (Principal Financial Officer)

Director
A. Gary Ames

/s/ Cregg B. Baumbaugh	Director	February 15, 2006
Cregg B. Baumbaugh

Signature	Title	Date

/s/ John D. Beletic John D. Beletic	Director	February 15, 2006

/s/ Peter G. Bodine Peter G. Bodine	Director	February 15, 2006

/s/ Arthur C. Patterson Arthur C. Patterson	Director	February 15, 2006

Allan R. Spies	Director

EXHIBIT INDEX

Exhibit
Number	Description
3.1*	Amended and Restated Certificate of Incorporation.
3.2*	Amended and Restated Bylaws.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages of this Registration Statement.
99.1**	GoRemote Internet Communications, Inc. (formerly Aimquest Corporation) 1997 Stock Option Plan.
99.2**	GoRemote Internet Communications, Inc. 1999 Equity Incentive Plan.

*	Documents incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Commission on January 24, 2003.

**	Documents incorporated by reference from the GoRemote Internet Communications, Inc. Registration Statement on Form S-1, as amended, originally filed with the Commission on September 21, 1999.